UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 28, 2004

Nextel Partners, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-29633	91-1930918
(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point Kirkland, Washington 98033
(Address of Principal Executive Offices)	(Zip Code)

(425) 576-3600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                       Regulation FD Disclosure

On September 28, 2004, Nextel Partners, Inc. (the “Company”) announced that it is increasing its full-year 2004 Adjusted EBITDA guidance by approximately 9% from $340 million to $370 million, implying a 101% increase in Adjusted EBITDA over the Company’s 2003 Adjusted EBITDA of $183.8 million.  A copy of the Company’s press release including this announcement and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01                                       Financial Statements and Exhibits

Exhibits

99.1	Nextel Partners, Inc. Press Release dated September 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
(Registrant)

Date: September 28, 2004	/s/ Barry Rowan
Barry Rowan, Vice President, Chief Financial Officer and Treasurer